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Exhibit 10.45

AMENDED AND RESTATED SECURITY AGREEMENT

        THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") dated as of December 18, 2002, is among FARGO ELECTRONICS, INC., a Delaware corporation (the "Company"); the other persons or entities which are listed on the signature pages hereof as debtors or which from time to time become parties hereto as debtors (collectively, including the Company, the "Debtors" and individually each a "Debtor"); and LASALLE BANK NATIONAL ASSOCIATION, a national Banking Association in its capacity as agent for the Lender Parties referred to below (in such capacity, the "Agent").

W I T N E S S E T H:

        A.    WHEREAS, the Company and Agent are parties to that certain Security Agreement dated as of September 15, 2000 (the "Prior Security Agreement").

        B.    WHEREAS, Company and Agent are parties to that certain Credit Agreement dated as of September 15, 2000 (as amended to date, being the "Original Credit Agreement").

        C.    WHEREAS, the Company has requested that the Agent amend and restate the Original Credit Agreement, and the Agent is willing to do so pursuant to that certain Amended and Restated Credit Agreement dated as of even date herewith (such Amended and Restated Credit Agreement, as it may be amended, modified, supplemented, increased or restated from time to time being the "Credit Agreement").

        D.    WHEREAS, the execution by Debtors of this Amended and Restated Security Agreement is a condition to the effectiveness of the Credit Agreement, which condition precedent the Agent has not waived and will not waive; and

        E.    WHEREAS, the Debtors finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Amended and Restated Security Agreement to the Agent.

        NOW, THEREFORE, in consideration of the Agent's entering into the Credit Agreement and to induce the Agent to extend credit thereunder, the Agent and the Debtors agree to amend and restate the Prior Security Agreement as follows:

        1.    Definitions.    When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, Goods, Inventory, Instrument, Investment Property, Letter of Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Credit Agreement; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

        Assignee Deposit Account—see Section 4.

        Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

        Computer Hardware and Software means, with respect to any Debtor, all of such Debtor's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

        Default means the occurrence of: (a) any Unmatured Event of Default under Section 12.1.1 or 12.1.4 of the Credit Agreement; or (b) any Event of Default.

        General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in the UCC and, in any event, includes (without limitation) all of such Debtor's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, Software, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, Payment Intangibles, security interests and rights to indemnification.

        Intellectual Property means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

        Lender Party means each Bank under and as defined in the Credit Agreement and any Affiliate of such a Bank which is a party to a Hedging Agreement or Letter of Credit with the Company.

        Liabilities means, as to each Debtor, all obligations (monetary or otherwise) of such Debtor under the Credit Agreement, any Note, the Guaranty, any other Loan Document or any other document or instrument executed in connection therewith including any reimbursement obligations of each Debtor in respect of Letters of Credit and surety bonds, and, in the case of the Company, all Hedging Obligations owed to any Lender Party, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

        Non-Tangible Collateral means, with respect to any Debtor, collectively, such Debtor's Accounts and General Intangibles.

        Organizational I.D. Number means, with respect to any Debtor, the organizational identification number assigned to such Debtor by the applicable governmental unit or agency of the jurisdiction of organization for such Debtor.

        Type of Organization means, with respect to any Debtor, the kind or type of entity of such Debtor, such as a corporation or limited liability company.

        UCC means the Uniform Commercial Code as in effect in the State of Minnesota on the date of this Agreement, as may be amended or modified from time to time after July 1, 2001; provided that, as used in Section 8 hereof, "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

        2.    Grant of Security Interest.    As security for the payment of all Liabilities, each Debtor hereby assigns to the Agent for the benefit of the Lender Parties, and grants to the Agent for the benefit of the Lender Parties a continuing security interest in all of the property of each Debtor whether now or hereafter existing or acquired, regardless of where located including, without limitation:

        All of such Debtor's:

        (a)  Accounts;

        (b)  Certificated Securities;

        (c)  Chattel Paper, including Electronic Chattel Paper;

        (d)  Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

        (e)  Commercial Tort Claims;

        (f)    Deposit Accounts;

        (g)  Documents;

        (h)  Financial Assets;

        (i)    General Intangibles;

        (j)    Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

        (k)  Instruments;

        (l)    Intellectual Property;

        (m)  Investment Property;

        (n)  Letter of Credit Rights

        (o)  money (of every jurisdiction whatsoever);

        (p)  Security Entitlements;

        (q)  Supporting Obligations;

        (r)  Uncertificated Securities; and

        (s)  to the extent not included in the foregoing, other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof, and the grant of a security interest therein, the Agent will not enforce its security interest (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of the Agent, such Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Agent (and to Agent's enforcement of such security interest) in such Debtor's rights under such lease or license.

        3.    Warranties.    Each Debtor warrants that: (a) no financing statement (other than any which may have been filed on behalf of the Agent or in connection with liens expressly permitted by the Credit Agreement ("Permitted Liens")) covering any of or has other rights in the Collateral is on file in any public office; (b) such Debtor is and will be the lawful owner of all Collateral, free of all liens, claims, security interests and encumbrances whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder; (c) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Agent or any Lender Party is and will be true and correct in all material respects as of the date furnished; (d) such Debtor's chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after five (5) years prior to the date of this Agreement, and each other location where such Debtor maintains a place of business is also set forth on Schedule I hereto; (e) such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state set forth on Schedule II hereto and is a Type of Organization and its Organizational I.D. Number are as set forth on Schedule II; (f) except as set forth on Schedule III hereto, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (g) Debtor's exact legal name is as set forth on the signature pages of this Agreement except as set forth on Schedule III hereto, during the five years preceding the date hereof such Debtor has not been known by any different legal name nor has such Debtor been the subject of any merger or other corporate reorganization; (h) Schedule IV hereto contains a complete listing of all of such Debtor's Intellectual Property which is subject to registration statutes (i) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (j) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (k) such Debtor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to result in a Material Adverse Effect; (l) Schedule V hereto contains a complete listing of all of each Debtor's Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper, Documents and Commercial Tort Claims; (m) except as set forth on Schedule VI hereto Debtor has no tangible Collateral located outside of the United States; (n) Schedule VII hereto contains a complete listing of each Debtor's tangible Collateral located with any bailee, warehousemen or other third parties; (o) Schedule VIII hereto contains a complete listing of all of each Debtor's Collateral which is subject to certificate of title statutes; and (p) Schedule IX hereto contains a complete listing of all of each Debtor's Deposit Accounts and other bank accounts, including locations and applicable account numbers.

        4.    Collections, etc.    Until such time as the Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, and including, following the occurrence of an Event of Default, the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify an Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of the Agent and enforce, by suit or otherwise the obligations of an Account Debtor or other Person obligated on Collateral and exercise the rights of such Debtor with respect to the obligation of the Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to the Debtor, and with respect to any property that secures the obligations of the Account Debtor or other Person obligated on the Collateral. In connection with exercise of such rights and remedies, the Agent may surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Agent during the existence of a Default, each Debtor will, at its own expense, notify any or all parties obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder.

        Upon request by the Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivery is made to the Agent. Each Debtor will comply with the terms and conditions of any consent given by the Agent pursuant to the foregoing sentence.

        During the existence of a Default, all items or amounts which are delivered by any Debtor to the Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor with LaSalle (or another financial institution selected by the Agent) over which the Agent has sole dominion and control, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as the Agent may determine, and the Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

        The Agent (or any designee of the Agent) is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Agent, representing any payment on or other Proceeds of any of the Collateral.

        5.    Certificates, Schedules and Reports.    Each Debtor will from time to time, as the Agent may request, deliver to the Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Agent may specify. Each Debtor shall immediately notify the Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

        6.    Agreements of the Debtors.    Each Debtor (a) at the Agent's request, at any time and from time to time, execute and deliver to the Agent such financing statements, amendments and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Agent) and do such acts as the Agent deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Lender Parties (including, without limitation, delivery to the Agent of any Instruments or Certificated Securities which constitute Collateral), free and clear of all Liens and claims and rights of third parties whatsoever except Permitted Liens. Each Debtor hereby irrevocably authorizes the Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (y) as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Debtor is an organization, the Type of Organization the Organization ID Number issued to such Debtor and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral to be extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, such Debtor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, filed by the Agent in any jurisdiction prior to the date of this Agreement, (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on Schedule I hereto or at such other addresses of which such Debtor shall have given the Agent not less than 30 days' prior written notice, (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (d) will furnish the Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Agent may from time to time reasonably request; (e) will permit the Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Agent during the existence of a Default, deliver to the Agent all of such records and papers; (f) will, upon request of the Agent, stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder; (g) except for the sale or lease of Inventory in the ordinary course of its business and sales of Equipment which is no longer useful in its business or which is being replaced by similar Equipment, will not sell, lease, assign or create or permit to exist any Lien on any Collateral other than Permitted Liens; (h) without limiting the provisions of Section 10.3 of the Credit Agreement, will at all times keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Agent may determine), and such policies or certificates thereof shall, if the Agent so requests, be deposited with or furnished to the Agent; (i) will take such actions as are reasonably necessary to keep its Goods in good repair and condition; (j) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; (k) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods; (l) will, upon request of the Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Agent in the Equipment covered thereby, and (ii) deliver all such certificates to the Agent or its designees; (m) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (n) except as listed on Schedule VI, will keep all of the tangible Collateral in the United States; and (o) promptly notify the Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of the Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Agent to deliver to the Agent control with respect to such Collateral; (p) promptly notify the Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of the Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Agent to deliver to the Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Agent; (q) with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgment from the third party that it is holding the Collateral for benefit of the Agent; (r) promptly notify the Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim where the amount in controversy is greater than $1,000,000.00 after the date hereof against any third party, and, upon the request of the Agent, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Agent to give the Agent a security interest in such Commercial Tort Claim (s) further agrees to take other action reasonably requested by the Agent to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the security interests in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Debtor's signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the security interests in such Collateral, (iii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person Obligated on Collateral, (iv) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Agent, and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, (T) not change its state of incorporation or organization or Type of Organization; and (u) not change its legal name without providing the Agent with at least 30 days' prior written notice.

        Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by Debtors. Except as otherwise expressly set forth in Section 2, whenever a Default shall be existing, the Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Agent do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Agent for all costs and expenses incurred by the Agent in the exercise of its rights under this Section 6. Notwithstanding the foregoing, the Agent shall have no obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

        To the extent Debtor uses any of the proceeds from the Loans to purchase Collateral, Debtor's repayment of the Loans shall apply on a "first-in-first-out" basis so that the portion of the Loans used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

        7.    Default and Remedies upon a Default.

          (a)  If a Default shall have occurred and be continuing, the Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under this Agreement.

          (b)  Without limiting the generality of the foregoing, if a Default shall have occurred and be continuing, the Agent may exercise on behalf of the Lender Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Assignee Deposit Account and apply such cash as provided in Section 8 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Liabilities in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Debtors as required in Section 9.

        8.    Application of Proceeds.

          (a)  If a Default shall have occurred and be continuing, the Agent may apply the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order or priorities:

            (i)    first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection with the Collateral Documents, and any other amounts then due and payable to the Agent pursuant to the Loan Documents;

            (ii)  second, to pay the unpaid principal of the Liabilities ratably, until payment in full of the principal of all Liabilities shall have been made (or so provided for);

            (iii)  third, to pay ratably all interest (including Post-Petition Interest) and all facility and other fees payable under the Loan Documents, until payment in full of all such interest and fees shall have been made;

            (iv)  fourth, to pay all other Liabilities ratably, until payment in full of all such other Liabilities shall have been made (or so provided for); and

            (v)  finally, to pay to the relevant Debtor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

    The Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          (b)  All distributions made by the Agent pursuant to this Section shall be final (except in the event of manifest error) and the Agent shall have no duty to inquire as to the application by any Lender Party or any amount distributed to it.

        9.    Authority to Administer Collateral.    Each Debtor irrevocably appoints the Agent its true and lawful attorney with full power of substitution, in the name of such Debtor, any Lender Party or otherwise, for the sole use and benefit of the Lender Parties, but at Debtors' expense, to the extent permitted by law to exercise, at any time and from time to time while a Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Debtors' Collateral (to the extent necessary to pay the Liabilities in full):

          (a)  to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

          (b)  to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

          (c)  to sell, lease, license or otherwise dispose of the same or the Proceeds thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

          (d)  to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

  provided, that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the relevant Debtor at least ten (10) days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made.

        10.    Limitation on Duty in Respect of Collateral.    Beyond the exercise of reasonable care in the custody and preservation thereof, the Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Agent in good faith or by reason of any act or omission by the Agent pursuant to instructions form the Agent, except to the extent that such liability arises from the Agent's gross negligence or willful misconduct.

        To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance of credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral, or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to a Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

        11.    General.    (a) Any notice from the Agent to any Debtor, if mailed, shall be deemed given five days after the date mailed, postage prepaid, addressed to such Debtor either at such Debtor's address shown on Schedule I hereto or at such other address as such Debtor shall have specified in writing to the Agent as its address for notices hereunder.

        (b)  Each of the Debtors agrees to pay all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Agent or any Lender Party) paid or incurred by the Agent or any Lender Party in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

        (c)  No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        (d)  This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Lender Party had not been made.

        (e)  This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        (f)    The rights and privileges of the Agent hereunder shall inure to the benefit of its successors and assigns.

        (g)  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Agent a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

        (h)  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MINNESOTA SITTING IN HENNEPIN COUNTY, MINNESOTA, OR IN THE UNITED STATES DISTRICT COURT FOR MINNESOTA SITTING IN HENNEPIN COUNTY, MINNESOTA; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA SITTING IN HENNEPIN COUNTY, MINNESOTA AND OF THE UNITED STATES DISTRICT COURT FOR MINNESOTA SITTING IN HENNEPIN COUNTY, MINNESOTA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (i)    EACH OF EACH DEBTOR, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

  (j)
  Intent of Amendment and Restatement. This Amended and Restated Security Agreement amends and restates, but does not alter the original date and continuing effectiveness of, the Prior Security Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTORS:
FARGO ELECTRONICS, INC.
By:	/s/ PAUL W.B. STEPHENSON
Title:	Vice President and Chief Financial Officer
AGENT:
LASALLE BANK NATIONAL ASSOCIATION, as Agent
By:	/s/ ANN PIFER
Title:	First Vice President

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AMENDED AND RESTATED SECURITY AGREEMENT